EXHIBIT 99

NFO WORLDWIDE, INC

                                                               BW: Business Wire
                                                        October 19, 1999 Tuesday

                NFO Worldwide Announces Launch of InsightExpress
                   Creating Next Generation of Market Research

GREENWICH, Conn.--(BUSINESS WIRE)--Oct. 19, 1999--

     New Internet Company to Provide Decision Makers Worldwide with Fully Automated, Fast and Affordable Consumer Insight

     NFO Worldwide (NYSE: NFO) announced today the launch of InsightExpress (www.insightexpress.com and www.insightexpress.net), a new Internet company formed to provide real-time consumer input to the desktops of decision-makers in companies of all sizes worldwide. The new company will leverage the worldwide client experience and panel expertise of NFO Worldwide, North America's largest and the world's third largest custom market research company.

     Supported by the unique visitor profile driven targeting services of Engage Technologies, Inc., (NASDAQ: ENGA) and funded by NFO, General Atlantic Partners and Engage, InsightExpress will provide marketing, sales, customer service, advertising, and planning professionals with real-time access to targeted consumer audiences and to existing customers via their own lists. InsightExpress will enable decision-makers worldwide to test new ideas, screen new concepts, gauge customer satisfaction, survey employees, test advertising and gather insight into the needs, attitudes and behaviors of consumers. InsightExpress will provide these capabilities in a fraction of the time and the cost of existing market research methods.

     "NFO has long embraced the Internet and has led the industry in its creative application to online market research. InsightExpress launches us into a new frontier of market intelligence, allowing us to provide powerful tools that will enable companies to increase their speed to market and their competitive edge," said William E. Lipner, Chairman and CEO of NFO Worldwide. "We see InsightExpress' fully automated services as a breakthrough innovation that will greatly expand the market research business. By providing automated professional research to the vast number of decision-makers who do not have the budget or resources to undertake full scale market research, we are creating a whole new industry to complement our traditional business."

     "Our vision for InsightExpress is to provide every decision-maker, every day with access to the consumer feedback they need to make better decisions," said Charles B. Hamlin, President of InsightExpress. "Our intuitive website and patent-pending process will enable managers to create professional quality surveys and select respondents from a rich and growing list of targeted demographic groups. Within hours, managers can have the market insights they need to make key business decisions -- all at an affordable price they can charge on a credit card. We know of no other service that can match these benefits."

     InsightExpress provides a fully-automated, web-based, market research and data delivery system that enables clients to:

1) Easily create professional quality surveys in minutes using templates developed from more than 50 years of market research experience

2) Select desired respondents from a large and increasing number of demographic groups defined by gender, age, major metropolitan area, and numerous other special interest areas, or use their own email lists or web sites

3) Choose the number of desired responses

4) Receive real-time, tabulated and graphically displayed results via the Web or downloaded to their desktops

5) View complete survey results within 12 to 72 hours, depending upon the selected target audience

6) Pay an affordable average price of $1,000 per survey.

     Engage will serve as InsightExpress' strategic partner by providing access to more than 35 million anonymous consumer profiles found within the Engage Knowledge database. Using Engage's profile database and unmatched ad serving capability, InsightExpress will be able to recruit online survey respondents through highly targeted online advertisements. "Through Engage, InsightExpress will be able to target millions of consumers based on over 800 different behavioral and demographic categories," said Paul Schaut, President and CEO, Engage. "Our targeting capabilities will provide InsightExpress users the ability to survey hard-to-reach consumers around the world. We are pleased to be a strategic partner and an investor in this breakthrough product."

     To fund the development and growth of InsightExpress, NFO has raised a total of $25 Million in new venture capital from General Atlantic Partners and Engage. Assuming certain put/call rights are exercised, NFO Worldwide will maintain a 50% equity interest in the consolidated venture.

     "We are delighted to have this opportunity to partner with NFO as they leverage their established research expertise into a new Internet business. And we are especially pleased to have Engage as technology contributors and investment partners," said Dave Hodgson of General Atlantic Partners, the lead investor funding InsightExpress. Hodgson continued, "We have followed NFO's growth and development as a public company over the past six years, and have always been impressed with its performance and the caliber of its people. We see unlimited potential for InsightExpress."

     InsightExpress is currently headquartered in Greenwich, CT with operations in Cupertino, CA. The Company's service is expected to be fully operational and available to the public in late November at www.insightexpress.com or www.insightexpress.net. Advance users can visit the site for more information and register for more news as it develops.

     About InsightExpress:

     InsightExpress is affiliated with NFO Worldwide and is the nation's pioneering provider of fully automated market research. Through its application of Internet-based technologies, market research acumen, and respondent management expertise, InsightExpress provides clients fast, affordable, and reliable insights into the needs, behaviors and attitudes of their targeted consumers, customers and employees. Through its end-to-end, patent-pending process, InsightExpress enables users to access the consumer input they need to make better decisions. Visit InsightExpress on the Web at www.insightexpress.com or www.insightexpress.net.

     About NFO Worldwide:

     NFO Worldwide, Inc., together with its subsidiary and affiliated companies, is the world's largest provider of Internet-based custom marketing research, and a leading provider of research-based marketing information and counsel to the worldwide business community. With almost 13,000 full and part-time employees operating in 32 countries; in-depth expertise in all research methodologies; and in-field marketing experience across multiple market sectors, NFO provides clients with trusted insight into the behaviors, attitudes and opinions of customers around the globe. Key services include comprehensive counsel on market evaluation, product development, brand management, customer satisfaction, pricing, distribution, and advertising effectiveness. The Company delivers custom and syndicated marketing information and counsel to over 3,000 clients in key market sectors such as packaged goods and foods, healthcare, financial services, high tech/telecommunications, automotive, travel & leisure and business to business. NFO is the largest custom marketing research firm in North America, and is among the top three in the world. Visit NFO Worldwide on the Web http://www.nfow.com.

     About General Atlantic Partners:

     General Atlantic Partners, LLC, is the largest private equity firm focused exclusively on information technology-related businesses worldwide. Among the companies in which GA Partners has invested are E*Trade (NASDAQ: EGRP), Priceline.com (NASDAQ: PCLN), Proxicom (NASDAQ: PXCM), Tickets.com and HealthVision. GA Partners currently has $5 billion under management and has invested in excess of $1 billion in more than 70 companies since 1980. A global firm headquartered in Greenwich, Conn., GA Partners' current portfolio consists of about 40 companies, one third of them outside the U.S. GA Partners takes a long-term approach to its investments, providing sustained assistance and optimizing opportunities to create maximum value. To learn more about General Atlantic Partners, visit www.gapartners.com on the Internet.

     About Engage Technologies:

     Engage Technologies, Inc., (Nasdaq: ENGA) a majority-owned operating company of CMGI, Inc., (Nasdaq: CMGI), is a leading provider of profile driven Internet marketing solutions. Engage offers a range of software products, data, and services that enable Web publishers, advertisers and merchants to target and deliver advertisements, commerce and e-commerce offerings to their audiences and to measure their effectiveness. On September 23, 1999, Engage entered into a definitive agreement to acquire AdKnowledge Inc., a leading provider of complete Web marketing management services focused entirely on the needs of online marketers and agencies. Upon completion of the deal, AdKnowledge will operate as a wholly-owned subsidiary of Engage. Engage's core product and services include; Engage AudienceNet, the first Web-wide profile driven advertising and marketing network, Engage Knowledge, a global database that currently contains more than 35 million anonymous consumer profiles, and Accipiter AdManager, an online advertising management system that automates the scheduling, targeting and delivery of ads on Web sites and the reporting of campaign results. Engage offers Web traffic verification, measurement and analysis, and research through its wholly-owned subsidiary, I/PRO. Additionally, Engage is partnering with various resellers and system integrators who will integrate Engage's local profile software, ProfileServer and DecisionSupportServer, to E-Commerce merchants across the U.S. For more information about Engage, please visit www.engage.com.

     Statements in this press release relating to matters that are not historical facts are forward- looking statements. Such forward-looking statements are based on the Company's current forecasts and actual results may differ materially. To understand the risks that may affect the Company's future performance, please refer to Part 1 of NFO's 1998 Annual Report on Form 10- K filed on March 31, 1999.

     NOTE TO EDITORS: In the company name noted in this news release, there is an "asterisk" symbol between E and Trade. This symbol may not appear properly in some systems.

     --30--ym/cgo*

     CONTACT:  NFO Worldwide, Inc.
               William E. Lipner, 203/618-8500
               wlipner@nfow.com
               or
               InsightExpress, L.L.C.
               Charles B. Hamlin, 203/618-8510
               chamlin@nfow.com
               or
               Winston Partners, Inc.
               James W. DeYoung, 312/855-0439
               jdeyoung@winpart.com
               or
               Niehaus Ryan Wong, Inc.
               Alissa Neil, 212/308-2572
               alissa@nrmpr.com

     KEYWORD: CONNECTICUT CALIFORNIA
     INDUSTRY KEYWORD: COMPUTERS/ELECTRONICS E-COMMERCE INTERNET
TELECOMMUNICATIONS

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Copyright (c) 1999 Business Wire
Received via NewsEDGE from                      NewsEdge Corporation: 10/19/99
06:21:53

Tickers: NFO ENGA EGRP                          PCLN PXCM CMGI

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